Exhibit 10.36

PRIVATE BETWEEN THE PARTIES

PharmAthene, Inc.

Confidential Materials Omitted and Filed Separately with the

Securities and Exchange Commission

Confidential Portions denoted by [***]

MANUFACTURING AND MARKETING LICENCE AGREEMENT

between

THE SECRETARY OF STATE FOR DEFENCE

as represented by

THE DEFENCE SCIENCE AND TECHNOLOGY LABORATORY (Dstl)

and

AVECIA LIMITED

in respect of

[***]

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THIS AGREEMENT is made the 4th day of December      2006

BETWEEN

THE SECRETARY OF STATE FOR DEFENCE acting through the Defence Science and Technology Laboratory [***] (hereinafter referred to as the “Licensor”) of the one part

AND

AVECIA LIMITED a company registered in England under the number 3730853 and having its registered office at Hexagon Tower, Blackley, Manchester M9 8ZS, acting through its Avecia Biotechnology business at PO Box 2, Belasis Avenue, Billingham TS23 1YN (hereinafter referred to as the “Licensee”) of the second part hereinafter referred to collectively as the “Parties” or in the singular as a “Party”.

WHEREAS:

(A)          The Licensor is the proprietor of certain patents and patent applications set out in Schedule 1 relating to a [***].

(B)            The Licensor has agreed to grant and the Licensee has agreed to accept a licence in respect of the Patents to make, use, keep and/or sell [***];

(C)            The Licensor has also assisted the Licensee in the development of [***] and its licensure through a series of contracts, viz:

[***] dated 26 June 2003 being a Master Services Agreement under which Dstl provided services to Avecia in support of Avecia’s contract with the National Institutes for Health (no. [***]);

[***] dated 15 December 2004 being a Master Services Agreement under which Dstl provided services to Avecia in support of Avecia’s contract with the National Institutes for Health (no. [***]);

[***] dated 30 March 2006 being a Master Services Agreement under which Dstl provided services to Avecia in support of a National Institutes for Health grant to Avecia;

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a further possible contract [***] under discussion;

and the Licensee has assisted the Licensor in the development of recombinant anthrax vaccine through a series of contracts viz:

[***] dated 2 November 1999 being a contract under which Avecia provided services to Dstl in relation to expression of [***] protective antigen [***];

19 February 2002 being a contract under which Avecia provided services to Dstl in relation to process development of [***] protective antigen [***]

(hereinafter called “the Contracts”).

(D)           The Licensor has also provided the Licensee with certain technical information and know-how relating to [***].

(E)             The Licensee has provided to the Licensor certain technical information and know-how regarding its vaccine manufacturing processes.

(F)             It has been agreed between the Parties that while the licence is in force and subject to the conditions contained herein, the Licensee may use all relevant know-how and technical information belonging to the Licensor.

NOW IT IS HEREBY AGREED BETWEEN THE PARTIES AS FOLLOWS:-

1. DEFINITIONS AND INTERPRETATION

1.1. For the purposes of this Agreement, unless the context clearly or necessarily indicates otherwise, the following words and phrases shall have the meanings set forth below:

1.1.1. “Agreement” shall mean this manufacturing and marketing licence agreement.

1.1.2. [***]

1.1.3. [***]

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1.1.4. “Commencement Date” shall mean the day and year first above written.

1.1.5. “The Intellectual Property” shall mean the Patents and other know-how and technical information owned by the Licensor necessary to further develop, manufacture, use, keep, sell and offer to sell the [***] Vaccine.

1.1.6. “Licensed Product” shall mean an Anthrax Vaccine Dose.

1.1.7. “Net Sales Price” shall mean the actual sale price invoiced by the Licensee or, where applicable, a Partner of the Licensee less any separate charges identified for packaging, transportation, insurance and sales taxes and (where applicable) any royalties paid to any Third Party in respect of the Licensed Product in question. If the Licensee sells or disposes of any Licensed Product on otherwise than an arms length transaction basis at the open full market price (eg to another company in the Avecia group or under an off-set or barter agreement), the open market price shall be taken as the actual sales price.

1.1.8. “PIL” shall mean Ploughshare Innovations Limited, Building 114, Tetricus Science Park, Porton Down, Salisbury SP4 0 JQ.

1.1.9. “Patents” The patents and patent applications set out in Schedule 1 and any equivalents thereof, and any divisionals, continuations, continuations-in-part, re-filings or re-issues of any of the foregoing.

1.1.10. “Partner” shall mean any Third Party organisation which Avecia elects to involve in the performance of a Supply Contract.

1.1.11. “Third Party” shall mean any person other than the Government of the United Kingdom.

1.2. The singular shall include the plural and vice versa, and the masculine shall include the feminine or the neuter gender and vice versa.

1.3. Unless the context otherwise indicates, references to Articles and Articles and Schedule, are to articles and Articles and the Schedule of this Agreement.

1.4. Headings to Articles in this Agreement are included for ease of reference

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only and shall not have any effect on the construction or the interpretation of this Agreement.

1.5.  References in this Agreement to any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

2. GRANT OF RIGHTS BY THE LICENSOR

2.1.   In consideration for the payments to be made by the Licensee to the Licensor under the provisions of Article 3 below, the Licensor, warranting that he has the right to do so, hereby grants and the Licensee hereby accepts a non-exclusive worldwide licence to use the Intellectual Property to develop, make, use, keep and sell or offer to sell Licensed Products.

2.2.   Without prejudice to the provisions of Article 2.3 and 2.4 below the Licensor undertakes that it shall not for the shorter of a period of 3 years from the date of this Agreement or whilst this licence remains in effect grant a licence under the Intellectual Property to further develop, make, use, keep, import or export, or supply or offer to supply Licensed Products to any Third Party providing that the Licensee is diligent and makes reasonable progress, as determined by the Licensor, in obtaining licensure approval of the relevant Government regulatory authorities or any authorities acting on their behalf to supply and use Licensed Products throughout the world and in particular for human use.

2.3.   For the avoidance of any doubt, the Licensor and any other Department or Agency of the UK Government shall retain the right at any time to use, or authorise others to use the Licensed Products for any UK Government purpose or otherwise to the extent customary pursuant to standard UK Ministry of Defence contracting procedures, and to dispose of products made in consequence of such use but no longer required; and nothing in this Agreement shall be construed as in any way limiting or derogating from such retained rights, nor from any rights of the Crown arising under any other agreement or contract or provision of law.

2.4.   The restrictions imposed by Article 2.2 above shall not prevent or restrict the use of any UK Government patent by or on behalf of the US Government where such use is under the “Agreement between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the United States of America to facilitate the interchange of patents and technical information for defence purposes” done in London on 19th January 1953. Furthermore the restrictions imposed by Article 2.2 above shall not be deemed to prevent or hinder the UK Government from authorising any foreign Government to use and have used the Intellectual Property where such use is in furtherance of any formal international co-operative arrangement.

2.5.   Save as permitted under Article 2.6 below, the licence granted under this

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Agreement is personal to the Licensee and as such shall not be assigned, sub-licensed, mortgaged or in any way dealt with by the Licensee without the prior written consent of the Licensor, which consent shall not be unreasonably withheld, provided that the Licensee may assign the licence and this Agreement without consent in connection with a genuine business re-organisation or to any corporation, association or other business entity which directly or indirectly controls, is controlled by or is under common control with the Licensee. For the avoidance of doubt, consent shall be deemed to be reasonably withheld where the Chief Executive of Dstl receives formal notice from an appropriate authority at the Ministry of Defence or other UK Government Department that assignment to such person would damage the essential public or national interest. Any assignment, sub-licensing or mortgaging of this Agreement by the Licensee, otherwise than as permitted by this Article 2.5, without the prior written consent of the Licensor shall immediately invalidate this Agreement and the licence granted hereunder.

2.6.          Notwithstanding the provisions of Article 2.5 above, the Licensee shall be entitled to employ Partners to assist the Licensee in its performance of contracts, subject to the provisions of Article 3 below.

2.7.          Save as expressly stated under this Article 2 the Licensee is not authorised hereunder to grant to any Third Party any sub-licence under the Patents Or to pass to such Third Party any of the Intellectual Property.

2.8.          The Licensee may request within 6 months prior to the expiry of the period granted under Article 2.2 above that such period should be extended. The Licensee in support of an extension will provide the Licensor with clear information that is sufficient for the Licensor to assess the progress made to date in obtaining licensure of the Licensed Product and such further work’ that might be needed to achieve licensure and the timeframes within which! it is reasonable that the further work be completed and licensure obtained. Provided the Licensor is content that the Licensee has been diligent and’ has made sufficient progress in obtaining licensure then the Licensor may at his sole discretion extend the period for such additional time as he deems reasonable to achieve licensure. If licensure is achieved whether within the original period under Article 2.2 above or within an extended period as may be granted under this Article 2.8 then the Licensor will, subject to any legal constraints and the Licensee’s continuing conformance to this Agreement, further extend the period indefinitely but only in respect of the territories that licensure is achieved by the Licensee.

3. LICENCE PAYMENTS

3.1.          In consideration for the grant of rights by the Licensor in Article 2.1 above; the Licensee shall pay to the Licensor a royalty on each and every Licensed Product, equal to [***] of the Net Sales Price of the Licensed Product. Notwithstanding the foregoing, no royalties shall be payable in respect of any samples of Licensed Products which are provided by Avecia for clinical, product development, marketing development or bona fide study purposes.

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3.2.          If the UK Ministry of Defence, US Department of Defence or the Department of Defence of the Government of Canada claims that Licensed Products should be supplied free of royalties or at a reduced royalty rate under existing UK or international arrangements and seeks a waiver of any part of the royalty attributable to Patents set out in Schedule 1, the Licensee shall inform the Licensor. If it is agreed by the Licensor that such supply should be free of patent royalties or at an appropriately reduced royalty, then the Licensor shall inform the Licensee of the royalty (if any) that the Licensor will apply to the supply of Licensed Products concerned. In such a case the notified royalty (if any) shall be substituted for the royalty mentioned Article 3.1 in respect of the relevant supply of Licensed Products.

3.3.          The royalty in respect of a Licensed Product shall become payable by the Licensee under this Agreement when the cost of the Licensed Product is invoiced by Avecia. Where the cost of a Licensed Product is payable in two or more installments, the invoice for each installment will be considered separately for the payment of royalties. If no invoice is issued, royalty will become due on delivery of the Licensed Product concerned.

3.4.          The payments due under Article 3.1 of this Agreement will fall due half-yearly on 30 June and 31 December and will be payable in accordance with the instructions contained in Articles 3.5 and 3.6 below. The Licensor has appointed PIL as its agent to administer the Licence on its behalf.

3.5.          Within sixty (60) days of the end of each half-year period as mentioned in Article 3.4 hereof, the Licensee shall send to PIL (or as otherwise advised) a true and complete statement in writing, including where appropriate a Zero return, of the number of Licensed Products manufactured and sold by or for Licensee during the relevant period, the Net Sales Price derived from sales of such Licensed Products, and the royalty calculated to be payable in respect thereof in accordance with the provisions of Article 3.1.

3.6.          All invoiced payments to be made to Licensor under this Agreement shall be made by the end of the month following the month of the date of an invoice from PIL and in accordance with the instructions issued with the relevant invoice. All royalty statements, correspondence and payments to PIL under the provisions of this Article 3 shall quote the PIL reference [***].

3.7.          All payments due to PIL shall be paid in pounds Sterling plus, if applicable, VAT at the UK rate prevailing at the time of payment. Where a payment due is in a currency other than pounds Sterling, the rate of exchange to be applied shall be the rate of exchange applied by the Bank of England on the date of the relevant invoice for Licensed Product(s) supplied by the Licensee.

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3.8.                   Without prejudice to the provisions of Article 14.2, if the Licensee fails to make any payment to the Licensor within the time specified in this Agreement, then the Licensee shall be liable to pay interest on the outstanding payment calculated at [***] per annum with effect from the date on which the payment originally fell due, where [***].

3.9.                   Subject to the provisions of Article 3.10 below, the Licensee shall keep at its usual place of business proper records and books of account showing the quantities and Net Sales Price of all Licensed Products supplied by the Licensee and its Partners under this Agreement and such records and books shall be kept separate from any records and books not relating solely to the Licensed Products. Such records and books of account shall contain such true entries (complete in every particular) as may be necessary or proper for enabling the amount of the payments due to the Licensor under this Agreement to be ascertained. The Licensor or PIL by giving no less than ten (10) working days notice, shall be entitled to inspect such records and books. The Licensee shall, and shall ensure that its Partners shall, make the appropriate records and books of account available to inspection at all times during office hours by the Licensor or PIL or their duly authorised agent or representative who shall be entitled to take copies of or extracts from the same. In addition to the foregoing, the Licensee shall also provide the Licensor or PIL or their duly authorised agent or representative with any other information which may be necessary or appropriate with a view to determining or verifying the royalties due under this Agreement. In the event that such inspection or audit should reveal an underreporting in the royalties payable under this Agreement, the Licensee shall make up any shortfall within thirty (30) days of written notification and, in the event that the said shortfall is more that [***], shall reimburse the Licensor or PIL in respect of any professional charges incurred for such audit or inspection.

3.10.             The books of account referred to in Article 3.9 above shall be kept fix a minimum of six years after any relevant transaction and thereafter in accordance with applicable commercial law.

3.11.             In accordance with the provisions of Article 11 (Consequences of Termination), the provisions of this Article 3 shall continue to apply notwithstanding termination or expiry of this Agreement until all royalties properly owed by the Licensee to the Licensor in accordance with this Article 3 have been paid to the Licensor.

3.12.             In the event that any of the patents, patent applications or equivalents listed in the Schedule expire or are abandoned or revoked, or are reduced in scope such that operation within the scope of a patent claim to manufacture or sell Licensed Products is no longer necessary, but it remains necessary for the Licensee to use some or all of the other Intellectual Property in order to fulfill an extant order for the Licensed Products, then Avecia shall have the right to request a meeting of the parties at which the parties shall negotiate in good

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faith with a view to agreeing upon an appropriate reduction to the royalty payable under this Agreement.

4. OWNERSHIP, AND PROTECTION, OF INTELLECTUAL PROPERTY

4.1.    Both of the Parties acknowledge that nothing contained in this Agreement shall affect the ownership of any intellectual property existing at the Commencement Date and which is owned by either of the Parties.

4.2.    Both the Parties acknowledge that nothing contained in this Agreement shall affect the arrangements for the protection of information which are contained in the Contracts.

4.3.    The Licensee shall promptly and fully notify the Licensor in writing of:

4.3.1.      any actual, threatened or suspected infringement by any Third Party of the patents listed in Schedule 1 or, if granted, any patent that might be granted pursuant to a patent application listed in Schedule 1.

4.3.2.      any proceedings commenced or threatened against the Licensee in which it is alleged that any patent listed in Schedule 1 is invalid and/or its use would infringe Third Party rights, or that use of any of the know how or information, or material contained in any patent application list d in Schedule 1 would infringe Third Party rights;

4.3.3.       that come to the notice of the Licensee during the term of this Agreement.

4.4.           In the event that the Licensor decides (in the circumstances referred to in Article 4.3.1 above) to institute any proceedings or (in the circumstances referred to in Article 4.3.2 above) to defend any proceedings instituted against the Licensee, the Licensee shall render to the Licensor at the Licensor’s expense such reasonable assistance in connection with such proceedings as the Licensor may request.

4.5.           In the event that during the term of this Agreement when the provisions of Article 2.2 above shall apply a Third Party is found to be infringing any of the Patents, then the Licensor and the Licensee agree to review the effect that the infringement may have on the Licensee’s business and consider the option of the Licensor negotiating a licence with the infringing party on fair and reasonable terms as a way to resolve the infringement issue.

4.6.           Provided that the Parties are not engaged in negotiating a sub-licence with an infringing Third Party under Article 4.5 above, in the event that at any time during the term of this Agreement the Licensee is able to establish td the reasonable satisfaction of the Licensor that a Third Party is infringing any of the patents listed in Schedule 1 in any country or countries of the world where

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such patents have force, and that such infringement can be shown to be having a significant impact upon sales of the Licensee’s own Licensed Products (for example, such infringement has an impact on sales which the Licence could have made but for such infringement) in such countries, and the Licensor is unable or unwilling within a reasonable period to take such action as may be necessary to settle or prevent such infringement in that country, then the royalty payable under this Agreement by the Licensee in respect of such patents in such countries shall cease to be payable until the date on which such infringement is settled or prevented.

4.7.           The cessation of royalties under Article 4.6 above shall apply in respect of sales of Licensed Products by the Licensee in the relevant country or countries from the date on which the Licensee is able to establish the infringement in accordance with Article 4.6 above.

5. WARRANTY AND LIABILITY

5.1. Nothing contained in this Agreement or in any licence granted hereunder shall be construed as or deemed to be:-

5.1.1.      a representation or warranty that use of any the Patents will not infringe any intellectual property rights owned by a Third Party anywhere in the world; or

5.1.2.      an indemnity against costs, damages, royalties, liabilities, expenses or other payments arising out of any proceedings based on infringe6ent brought against the Licensee or customers, agents or distributors of the Licensee;and any such representation, warranty or indemnity is hereby expressly excluded.

5.2.    The Licensee shall at all times indemnify and keep indemnified the Licensor against all costs, claims, damages or expenses incurred by the Licensor for which the Licensor may become liable with respect to any product liability claim relating to any products supplied or put into use by the Lice see pursuant to this Agreement. The Licensee shall maintain sufficient product liability insurance coverage to cover its commitments under this Agreement.

5.3.    The Licensor shall not be liable for any loss or damage howsoever caused which results from the Licensee’s use of the Patents in exercise of the Licensee’s rights under this Agreement and the Licensor gives no warranty that anything contained in the Patents, any know-how or information is suitable for any purpose.

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6.     TAXATION

6.1.     If any stamp taxes, registration taxes, turnover taxes, or other taxes, duties or governmental charges are levied on this Agreement by reason of its execution or performance, it shall be the responsibility of the Licensee to pay all such taxes and charges when due.

6.2.     The Licensee agrees to release and indemnify the Licensor from and against any liability of whatever nature arising out of the Licensee’s failure duly and timely to pay and discharge any of the above-mentioned taxes.

7.     DISCLOSURES OF INFORMATION ABROAD

7.1.     Each Party will keep all know-how and other information belonging to the other Party confidential and will not disclose it to any Third Party. Where either Party engages an agent (such as PIL) to undertake anything in connection with this Agreement, that party will procure that the agent is bound likewise and any breaches of the confidentiality obligations by such agent shall be treated s a breach of this Agreement by the party engaging such agent. This restriction does not apply to disclosures made in accordance with Article 7.2 below, or authorised under Article 7.3, or to:

7.1.1. Any information which is or comes into the public domain otherwise than through breach of this Agreement;

7.1.2. Any information already known, at the time of its disclosure, by the recipient;

7.1.3. Any information received from a Third Party which has the right to disclose the same;

7.1.4. Any information that it is necessary to impart to customers of the recombinant protective antigen Licensed Products to ensure its safe and effective use.

7.2.     The Licensor permits the Licensee to use any know-how and information owned or controlled by the Licensor and in the possession of the License as necessary to secure from any part of the US Government or the Government of Canada contracts for the further development, manufacture and supp y of recombinant protective antigen Licensed Products

7.3.     Furthermore, if the Licensee desires to pursue contracts for the fu her development, manufacture and supply of recombinant protective antigen Licensed Products outside the Governments of the United States of America, Canada, or the United Kingdom, the Licensee will approach the Licensor for permission to release information such know-how and information owned or controlled by the Licensor in the possession of the Licensee as may be

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necessary to enable that to be done. Each approach will be considered on its merits and permission will not be unreasonably with-held, provided that it is consistent with wider UK Government interests.

8.     EXPORT CONTROL

8.1.     The Licensee shall be responsible for complying with the applicable Export of Goods (Control) Order.

8.2.     This Agreement does not grant authority for the Licensee to export from the United Kingdom, any Licensed Product, or any information relating thereto without any necessary licence under any applicable Export of Goods (Control) Order. Any necessary export licence must be made to the Export Licensing Unit of the Department of Trade and Industry.

9.     COMING INTO EFFECT AND DURATION

9.1.     This Agreement shall come into effect on the Commencement Date and, unless terminated in accordance with the provisions of Article 10, shall remain in effect indefinitely.

10.    TERMINATION

10.1.   The Licensor shall have the right to terminate this Agreement at any time forthwith by notice in writing to the Licensee on the happening of any of the following events:

10.1.1.     if the Licensee is in breach of any of its obligations under this Agreement, and fails to remedy such breach or fails to take steps to substantially remedy the breach within thirty (30) days of a written notice issued to it by the Licensor to do so; or

10.1.2.     if the Licensee shall have a Receiver or Liquidator appointed to the whole or any part of its assets or if an Order shall be made or any resolution passed for winding up the Licensee unless such Order or resolution is part of a scheme for amalgamation or reconstruction of the Licensee; or

10.1.3.     if the Licensee assigns, sub-licences, mortgages, or in any other way deals with the licence granted under this Agreement without the prior written consent of the Licensor; or

10.1.4.     if a person, whether alone or in conjunction with any Connected Person (as defined in section 839 of the Taxes Act 1998) acquires control of the Licensee and the Chief Executive of Dstl receives notice from an appropriate authority at the Ministry of Defence or other UK Government Department that such an acquisition would

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damage the essential public or national interest, where control of the Licensee means the power of a person to secure either by means of the holding of share or possession of voting power in or in relation to the Licensee or by virtue of any powers conferred by articles of association or other document regulating the Licensee that its a airs are conducted in accordance with the wishes of that person; or

10.1.5.     in any other event expressly identified in this Agreement as givin0 the Licensor a right to terminate.

10.2.    The Licensee shall have the right to terminate this Agreement at any time on giving three (3) months prior written notice to the Licensor.

10.3.    At any time after the expiry of the three year period mentioned in Article 2.2 it appears to the Licensor that there is no prospect of the Licensee selling any Licensed Products, the Licensor shall notify the Licensee.

10.4     If Licensee does not agree with the Licensor’s opinion expressed in such a notification under Article 10.3, the Licensee shall inform the Licensor giving his reasons for disagreement. If the Parties cannot resolve their differences on this matter within 6 months, the disagreement will be resolved according to Dispute Resolution procedures of Article 16.

10.5.    If the Licensee agrees with the Licensor’s opinion expressed in such a notification under Article 10.3, or the Licensee does not respond with 90 days to a notification given under Article 10.3, or any subsequent dispute Resolution procedure under Articles 10.4 and 16 concludes that there is no reasonable prospect of the Licensee selling any Licensed Products, the this agreement will terminate on notice given in writing by the Licensor.

11. CONSEQUENCES OF TERMINATION

11.1.    Upon the termination of this Agreement under the provisions of Article 10 above, all rights and licences granted in favour of the Licensee hereunder shall cease, except and to the extent expressly provided otherwise under the terms of this Agreement.

11.2.    Immediately upon the termination of this Agreement all licence payments accrued to date under Article 3.1 above shall become payable and all other obligations shall become due. In the event of termination of this Agreement under the provisions of Article 10 the Licensee shall have the right from the date of termination to dispose of all stocks of Licensed Products its possession and to fulfill any outstanding orders for the Licensed Products, subject in each case to the payment of royalties as payable under Article 3.1 hereof.

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11.3.    The expiry or termination of this Agreement shall be without prejudice to the provisions of Article 5 (Warranty and Liability) and this Article 11 (Consequences of Termination), to any other express obligations in his Agreement of a continuing nature, and to any rights of either Party which ay have accrued up to the date of termination.

12. ASSIGNMENT BY THE LICENSOR

12.1.    During the period mentioned in Clause 2.2, the Licensor will not assign this Agreement or any of the Intellectual Property to any Third Party without the consent of the Licensee.

12.2.    After the period mentioned in Clause 2.2, any such assignment made will preserve the rights of the Licensor set out in this Agreement.

13. VALIDITY OF THE AGREEMENT

13.1.    In the event that any provisions of this Agreement shall for any reason be declared or rendered invalid, illegal or unenforceable in any respect, such provisions shall, to the extent of such invalidity, illegality or unenforceability, be deemed severable and shall not affect the validity, legality or enforceability of the remainder of this Agreement, which shall continue in full force and effect, save that if the nature of the invalidity, illegality or unenforceability is such that it destroys the business efficacy of this Agreement, the Parties shall confer to determine whether the Agreement shall be terminated or whether such severed provisions shall be replaced with enforceable provisions to the satisfaction of both of the Parties.

14. MISCELLANEOUS PROVISIONS

14.1.    Each Party shall at any time on the request of the other do and execute all such acts, deeds, documents and things as may reasonably be required by the other to perfect and complete the grant of rights and licences conferred by this Agreement on the other, or to record any change in the status of such rights, including, in particular, entry into forms of licence or other instruments confirmatory of such rights for registration with appropriate authorities in any country.

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14.2.    No relaxation, forbearance, delay or indulgence by either party in enforcing any of the terms and conditions of this Agreement or the granting of time by either Party to the other shall prejudice, affect or restrict the rights and powers of that Party under this Agreement nor shall any waiver by either Party of any breach of this Agreement operate as a waiver of or in relation to any subsequent or any continuing breach of this Agreement.

14.3.    No variation of this Agreement shall be effective unless it is in writing signed by a duly authorised officer of each Party.

14.4.    Nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor shall either Party be taken to have any author’ y to bind or commit the other or be taken to have authority to act as the age t of the other or in any other capacity other than as expressly authorised in this Agreement.

14.5.    Any notice or communication authorised or required to be given hereunder or for the purpose hereof shall be deemed to be duly given if left or sent by post or if sent by cable, facsimile or telex so addressed if confirmed by post in like manner to:-

the Licensor at:

[***]

[***]

[***]

[***]

[***]

[***]

quoting the reference [***].

the Licensee at:

Business Manager, Vaccines

Avecia Limited

PO Box 2

Belasis Avenue

Billingham TS23 lYN

Facsimile: 01642 522622

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Copied to:

The Company Secretary Avecia Limited

Legal Affairs Department PO Box 42

Hexagon Tower Blackley

Manchester M9 8ZS

Facsimile: 0161 721 1886

Any notice so given by post shall be deemed to be served at the expiration of seven (7) days after it has been posted and in proving such service it shaII be sufficient to prove that the envelope containing the notice was properly addressed and posted.

14.6.    A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This Article does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

15. LAW AND JURISDICTION

15.1.    This Agreement shall be considered as a contract made in England subject to English Law.

15.2.    Subject to Article 15 and without prejudice to the dispute resolution process set out in that Article, each Party hereby irrevocably submits and agrees to the exclusive jurisdiction of the Courts of England to resolve, and the laws of England to govern, any actions, proceedings, controversy or claim of whatever nature arising out of or relating to this Agreement or breach thereof.

15.3.    Other jurisdictions may apply solely for the purpose of giving effect to this Article and for the enforcement of any judgement, order or award given under English jurisdiction.

16. DISPUTE RESOLUTION

16.1.    Without prejudice to the operation of the dispute resolution or arbitration provisions, if any, governing disputes, differences or questions arising out of the Development Contracts and where necessary the examination of this Agreement pursuant to such dispute resolution or arbitration provisions:

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16.1.1    the parties will attempt in good faith to resolve any dispute or claim arising out of or relating to this Agreement through negotiations between the respective representatives of the parties having authority to settle the matter, which attempts may include the use of any Alternative Dispute Resolution (ADR) procedure on which the parties may agree;

16.1.2    in the event that the dispute or claim is not resolved by negotiation, or where the parties have agreed to use an ADR procedure, by the use of such procedure, the dispute shall be referred to arbitration;

16.1.3    the party initiating the arbitration shall give a written Notice of Arbitration to the other party, which Notice of Arbitration shall specifically state:

(a)     that the dispute is referred to arbitration; and

(b)     the particulars of this Agreement out of or in relation to which the dispute arises;

16.1.4    unless otherwise agreed in writing by the parties, the arbitration and this Article 14 shall be governed by the provisions of the Arbitration Act 1996 or any statutory modification or re-enactment thereof;

16.1.5    it is agreed between the Parties that for the purposes of the arbitration, the arbitrator shall have the power to make provisional awards as provided for in Section 39 of the Arbitration Act 1996; and

16.1.6    for the avoidance of doubt it is agreed between the Parties that the arbitration process and anything said, done or produced in or in relation to the arbitration process (including any awards) shall be confidential as between the Parties, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise; and no report relating to anything said, done or produced in or in relation to the arbitration process may be made beyond the tribunal, the Parties, their legal representatives and any person necessary to the conduct of the proceedings, without the concurrence of all the Parties to the arbitration.

17. COMPLETE AGREEMENT

17.1.     This Agreement consisting of seventeen (17) Articles represents the e tire agreement between the Parties on the subject of the use by the License of the Patents and other Intellectual Property for the purposes set out h rein and supersedes all prior proposals, oral or written, between the Parties on this subject.

IN WITNESS WHEREOF the Parties entered into this Agreement in two (2) counterparts, each of which is equally valid, he day and year first above written.

SIGNED on behalf of THE SECRETARY OF STATE FOR DEFENCE by:	[***]
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PRIVATE BETWEEN THE PARTIES

SIGNED for and on behalf of AVECIA	/s/ Kevin Cox
LIMITED by:	K.P. COX Director
Authorised to sign on behalf of Avecia Limited

PRIVATE BETWEEN THE PARTIES

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